Exhibit (d)(1)(f)
Investment Advisory Agreement
Appendix A
This Agreement applies to the following Portfolios of the Hirtle Callaghan Trust:
     1. The Value Equity Portfolio
     2. The Institutional Value Equity Portfolio
     3. The Growth Equity Portfolio
     4. The Institutional Growth Equity Portfolio
     5. The Small Capitalization Equity Portfolio
     6. The Institutional Small Capitalization Equity Portfolio
     7. The Real Estate Securities Portfolio
     8. The International Equity Portfolio
     9. The Institutional International Equity Portfolio
     10. The Fixed Income Portfolio
     11. The Fixed Income II Portfolio
     12. The Fixed Income Opportunities Portfolio
     13. The Short-Term Municipal Bond Portfolio
     14. The Intermediate Term Municipal Bond Portfolio
     15. The Emerging Markets Portfolio
     16. The Commodities Securities Portfolio
     17. The Intermediate Term Municipal Bond II Portfolio
Amended December 10, 2009 — Add The Commodities Securities Portfolio & The Intermediate Term Municipal Bond II Portfolio.

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